Exhibit 10.22

FIRST AMENDMENT TO THE

SELECT ENERGY SERVICES, INC.

EMPLOYEE STOCK PURCHASE PLAN

THIS FIRST AMENDMENT (the “First Amendment”) to the Select Energy Services, Inc. Employee Stock Purchase Plan (the “Plan”), is made effective as of November 3, 2022 (the “Amendment Effective Date”), by Select Energy Services, Inc. (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings given in the Plan.

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, which is intended to provide Eligible Employees an opportunity to acquire a stock ownership interest in the Company;

WHEREAS, Section 13 of the Plan provides that the Committee may amend the Plan at any time, so long as such amendment does not make any change to any option previously granted that materially and adversely affects the rights of any Participant;

WHEREAS, the Company now desires to amend the Plan to provide that no Offering Period shall commence on or after December 1, 2022 unless later provided otherwise by the Committee.

NOW, THEREFORE, the Plan shall be amended as of the Amendment Effective Date as set forth below:

1. Section 4 of the Plan is hereby deleted in its entirety and replaced with the following:

“Offering Periods.  The Plan shall be implemented by a series of consecutive three-month Offering Periods, with a new Offering Period commencing on the Offering Date within each Plan Quarter and ending on the Purchase Date within such Plan Quarter, or at such other time(s) as may be determined by the Committee.  Subject to Section 13 and Code Section 423, the Committee shall have the power to change the duration and/or the frequency of Offering Periods with respect to future Offerings and shall use its reasonable efforts to notify Employees prior to the scheduled beginning of the first Offering Period to be affected.  For the avoidance of doubt, two or more separate Offering Periods may occur simultaneously, any of which may constitute a Non-423 Offering, as determined by the Committee in its sole discretion.  Notwithstanding the foregoing, no Offering Period shall commence on or after December 1, 2022 unless otherwise provided for by the Board or the Committee in an amendment to the Plan.”

RESOLVED FURTHER, that except as provided above, the Plan shall continue to read in the current state.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused the First Amendment to be executed as of the Effective Date.

SELECT ENERGY SERVICES, INC.

By: /s/Nick Swyka

Name: Nick Swyka

Title: Senior Vice President and Chief Financial Officer